SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      April 22, 1999
(Date of earliest event reported)  (April 21, 1999)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                     0-13627       04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          360 Second Ave., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On April 21, 1999, the Registrant issued the following press release:

"CTC Communications Corp. Announces Executive Changes

WALTHAM, Mass.--April 21, 1999--CTC Communications Corp. (NASDAQ NNM:CPTL) announced today that Steven C. Jones, Executive Vice President and Chief Financial Officer is resigning to pursue other interests and that John D. Pittenger, Executive Vice President - Finance and Administration will assume Mr. Jones' responsibilities.

Robert J. Fabbricatore, Chairman of the Board and CEO of CTC stated, "Steve has been with us through a remarkable year of transition and growth. He played a critical and key role in CTC's transition to a Data C-LEC and was instrumental in enabling the design and deployment of CTC's Integrated Communications Network (ICN). Steve is a talented and energetic executive who has contributed substantially to CTC's success to date and we wish him well in the future. After four years of commuting to work from south Florida, where his family resides, we certainly understand his decision and fully support him in this transition."

Fabbricatore continued, "John Pittenger has worked closely with Steve over the past year and is the ideal person to assume CFO responsibilities. John holds an undergraduate degree from Dartmouth and an MBA from Babson College, has been with CTC for 18 years, and is well grounded in finance and CTC's partners in the financial community."

Fabbricatore further stated, "Over the past year CTC has transitioned to a Data C-LEC and is currently installing a state of the art, CISCO Powered, Data Centric, Integrated Communications Network (ICN) scheduled for service this summer. CTC's ICN Network is ATM based and provides a world class platform accommodating all of today's data services as well as voice and data integration, DSL technologies, e-commerce and a suite of value added data products and services."

Mr. Jones stated, "I am very proud to have contributed to the CTC success story. I have never seen an organization plan and manage this level of change so successfully in a one year period. In fact, CTC exceeded all of the milestones and goals that were set when we embarked upon the Data C-LEC strategy and transition. The Company's customer- focused culture coupled with its ICN data strategy position it extremely well for continued rapid growth and ongoing success as a data C-LEC."

In order to ensure a smooth transition, Mr. Jones will act in an informal advisory capacity to CTC and Mr. Pittenger over the near term. On May 3, 1999, Mr. Jones will assume the role of Executive Vice President and Chief Financial Officer of Fiera, Inc., a privately owned Internet portal company based in Miami Beach, Florida that focuses on serving the Latin American and Hispanic population worldwide.

CTC is a rapidly growing provider of integrated communications solutions to medium and large sized business customers in the Northeast U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access and other advanced data services. The company markets its services through its 175 member direct sales force located in 25 branch offices throughout Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York and Maryland. Company headquarters are in Waltham, Massachusetts and CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC Communications Corp.
John D. Pittenger, (781) 466-1302
www.ctcnet.com"


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ John D. Pittenger
                                         John D. Pittenger,
                                   Executive Vice President,
                                   Finance and Administration
April 22, 1999